Exhibit 10.4

Execution Version

INTERCREDITOR AGREEMENT

dated as of

September 29, 2017

among

PENN VIRGINIA HOLDING CORP.,

as Company,

PENN VIRGINIA CORPORATION,

as Parent

THE SUBSIDIARIES OF THE COMPANY PARTY HERETO,

as Grantors

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as First Lien Administrative Agent,

and

JEFFERIES FINANCE LLC,

as Second Lien Collateral Agent

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN THE SECURITY INSTRUMENTS REFERRED TO IN THE FACILITY AGREEMENTS REFERRED TO HEREIN.

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ii

Section 10.09	Parties in Interest	50

Section 10.10	Specific Performance	50

Section 10.11	Headings	50

Section 10.12	Counterparts	50

Section 10.13	Provisions Solely to Define Relative Rights	51

Section 10.14	Concerning the Administrative Agents	51

Section 10.15	Sharing of Information	51

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This INTERCREDITOR AGREEMENT dated as of September 29, 2017 (this “Agreement”), is among PENN VIRGINIA HOLDING CORP. (the “Company”), PENN VIRGINIA CORPORATION (the “Parent”), EACH OTHER GRANTOR PARTY HERETO from time to time (the “Subsidiary Grantors” and together with the Company and the Parent, the “Loan Parties” and each a “Loan Party”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent for the First Lien Lenders (as defined below) (in such capacity, together with any successor administrative agent to the extent permitted under the terms of the First Lien Credit Agreement, the “First Lien Administrative Agent”), and JEFFERIES FINANCE LLC, as administrative agent and collateral agent for the Second Lien Lenders (as defined below) (in such capacities, together with any successor administrative agent and/or collateral agent to the extent permitted by the terms of the Second Lien Credit Agreement, the “Second Lien Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to (a) the Credit Agreement dated as of September 12, 2016 (as amended through the date hereof, including by the Master Assignment, Agreement and Amendment No. 3 to Credit Agreement dated as of September 29, 2017, and as hereafter amended, restated, amended and restated, supplemented, or otherwise modified from time to time, subject to the limitations in Section 7.01, the “First Lien Credit Agreement”), among the Company, the lenders from time to time party thereto (the “First Lien Lenders”), the First Lien Administrative Agent and Wells Fargo Bank, National Association, as issuing lender, (b) the Credit Agreement dated as of September 29, 2017 (as hereafter amended, restated, amended and restated, supplemented, or otherwise modified from time to time subject to the limitations in Section 7.01, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Facility Agreements”), among the Company, the lenders from time to time party thereto (the “Second Lien Lenders”) and the Second Lien Collateral Agent, and (c) the Security Instruments referred to in the Facility Agreements.

RECITALS

A.    The First Lien Lenders have agreed to make loans and other extensions of credit to the Company pursuant to the First Lien Credit Agreement on the condition, among others, that the First Lien Obligations (such term and each other capitalized term used but not defined in the preliminary statement or these recitals having the meaning given it in Article I) shall be secured by first priority Liens on, and security interests in, the First Lien Collateral.

B.    The Second Lien Lenders have agreed to make loans to the Company pursuant to the Second Lien Credit Agreement on the condition, among others, that the Second Lien Obligations shall be secured by second priority Liens on, and security interests in, the Second Lien Collateral.

C.    The Facility Agreements require, among other things, that the parties hereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the Collateral.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Administrative Agent (for itself and on behalf of the First Lien Secured Parties), the Second Lien Collateral Agent (for itself and on behalf of the Second Lien Secured Parties), the Company and the other Loan Parties agree as follows:

Article I

Definitions

Section 1.01    Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the First Lien Credit Agreement, the Second Lien Credit Agreement, or the Security Documents, as set forth herein.

Section 1.02    Other Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“Administrative Agents” shall mean collectively each of the First Lien Administrative Agent and the Second Lien Collateral Agent.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person or any Subsidiary of such Person.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph hereof, as the same may be amended, supplemented, restated, and otherwise modified from time to time in accordance with the terms hereof.

“Asset Sale” shall mean the Disposition of any Collateral to any Person other than another Grantor.

“Banking Service Provider” means any First Lien Lender or Affiliate of a First Lien Lender that provides Banking Services to any Loan Party.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Banking Service Provider: (a) commercial credit cards, (b) stored value cards and (c) any other Treasury Management Arrangement (including controlled disbursement, purchase card arrangements, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of any Loan Party or any Subsidiary owing to Banking Service Providers, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means United States Code, 11 U.S.C. §§ 101–1532, as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrowing Base” shall have the meaning assigned to such term in the First Lien Credit Agreement or, if the First Lien Obligations outstanding under the First Lien Loan Documents are Refinanced as contemplated by Section 7.02(a), as defined in the New First Lien Loan Documents.

“Casualty Event” means the damage, destruction or condemnation, including by process of eminent domain or any Disposition of property in lieu of condemnation, as the case may be, of Collateral of any Person or any of its Subsidiaries.

“Collateral” shall mean, collectively, the First Lien Collateral and the Second Lien Collateral.

“Company” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“DIP Financing” shall have the meaning assigned to such term in Section 6.01(a)(ii).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 6.01(a)(ii).

“Discharge of First Lien Obligations” shall mean, subject to Section 7.02 and Section 7.04, (a) the payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding) and premium, if any, on all First Lien Obligations outstanding under the First Lien Loan Documents (other than Excess First Lien Obligations), (b) the payment in full in cash of all other First Lien Obligations (other than Swap Obligations, Banking Services Obligations, and Unasserted Contingent Obligations) that are due and payable or otherwise accrued and owing at or before the time such principal and interest are paid, (c) cancellation of, cash collateralization in an amount equal to 104% of the aggregate undrawn face amount of, or the entry into other arrangements reasonably satisfactory to the First Lien Administrative Agent and the Issuing Lender with respect to all letters of credit issued and outstanding under the First Lien Credit Agreement, (d) the payment in full in cash of all Swap Obligations under all Lender Swap Contracts which have been terminated and the termination of all Lender Swap Contracts

(other than Lender Swap Contract as to which the Company has made arrangements satisfactory to the applicable Swap Counterparty in its sole discretion to protect such Swap Counterparty from default risk under such Lender Swap Contract (and communicated to the First Lien Administrative Agent)), (e) the payment in full in cash of all Banking Services Obligations (other than Unasserted Contingent Obligations) and the termination of all agreements governing Banking Services Obligations (other than such agreements as to which the Company has made arrangements satisfactory to the applicable counterparty to such agreements in its sole discretion to protect such counterparty from default risk under such agreements (and communicated to the First Lien Administrative Agent)), and (f) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under the First Lien Credit Agreement.

“Discharge of Second Lien Obligations” shall mean, subject to Section 7.02 and Section 7.04, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding) and premium, if any, on all Second Lien Obligations outstanding under the Second Lien Loan Documents (other than Excess Second Lien Obligations), (b) payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or before the time such principal and interest are paid, and (c) termination or expiration of all commitments to lend under the Second Lien Credit Agreement.

“Disposition,” “Dispose” or “Disposed” means any sale, lease, transfer, assignment, farm-out, conveyance, release, abandonment, or other disposition of any Property (including any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest), including any Casualty Event.

“Enforcement Action” shall mean the actions described in Section 3.02.

“Excess First Lien Obligations” shall mean all First Lien Principal Obligations in excess of the First Lien Cap and all interest with respect to such principal, including any capitalized interest and interest paid in kind.

“Excess Second Lien Obligations” shall mean all Second Lien Principal Obligations in excess of the Second Lien Cap and all interest with respect to such principal, including any capitalized interest and interest paid in kind.

“Facility Agreements” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Facility Documents” shall mean the First Lien Loan Documents and the Second Lien Loan Documents.

“First Lien Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, except as otherwise specified in Section 7.02(a).

“First Lien Cap” shall mean $700,000,000. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the “First Lien Cap” refers only to First Lien

Principal Obligations (other than any capitalized interest or payments in kind, if any) and does not include or apply to (and in no way caps) interest (including capitalized interest or payments in kind, if any), fees, premium or other amounts due under the First Lien Loan Documents.

“First Lien Collateral” shall mean all assets of any Grantor now or at any time hereafter subject to Liens securing any First Lien Obligations.

“First Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement, and shall include each loan or credit agreement evidencing any initial or subsequent replacement, substitution, renewal, or Refinancing of the First Lien Obligations under the then effective First Lien Credit Agreement, in each case as the same may from time to time be amended, amended and restated, supplemented, modified, replaced, substituted, renewed or Refinanced, except as otherwise specified in Section 7.02(a).

“First Lien Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Loan Documents” shall mean the “Loan Documents”, as defined in the First Lien Credit Agreement, except as otherwise specified in Section 7.02(a).

“First Lien Majority Lenders” shall mean the “Majority Lenders”, as defined in the First Lien Credit Agreement.

“First Lien Obligations” shall mean the “Obligations”, as defined in the First Lien Credit Agreement on the date hereof, except as otherwise specified in Section 7.02(a).

“First Lien Principal Obligations” means, as of any date of determination, the sum of (i) the outstanding principal amount of loans under the First Lien Loan Documents plus (ii) the aggregate undrawn maximum amount of any letters of credit outstanding on such date under the First Lien Loan Documents plus (iii) the aggregate unpaid principal amount of all reimbursement obligations for drawings under such letters of credit. First Lien Principal Obligations shall not include the principal amount of any First Lien Refinancing Debt that substantially concurrently with the incurrence thereof Refinances any of the then-existing First Lien Principal Obligations.

“First Lien Refinancing Debt” shall mean Debt that Refinances First Lien Obligations pursuant to Section 7.02(a).

“First Lien Refinancing Notice” shall have the meaning assigned to such term in Section 7.02(a).

“First Lien Required Lenders” shall mean the “Required Lenders”, as defined in the First Lien Credit Agreement.

“First Lien Secured Parties” shall mean, at any time, (a) the First Lien Lenders, (b) the First Lien Administrative Agent, (c) the Issuing Lender, (d) the Banking Service Providers, (e) the Swap Counterparties, (e) each other Person to whom any of the First Lien Obligations (including First Lien Obligations constituting Unasserted Contingent Obligations) is owed, and (f) the successors and permitted assigns of each of the foregoing.

“First Lien Security Documents” shall mean the “Security Instruments”, as defined in the First Lien Credit Agreement.

“First Priority Liens” shall mean all Liens on the Collateral securing the First Lien Obligations, whether created under the First Lien Security Documents or acquired by possession, statute (including any judgment Lien), operation of law, subrogation or otherwise.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantors” shall mean (a) the Company, (b) the Parent, and (c) each other Person (including each other Loan Party) that shall have created or purported to create any First Priority Lien or Second Priority Lien on all or any part of its assets to secure any First Lien Obligations or any Second Lien Obligations.

“Guarantors” shall mean, collectively, the Parent and each Subsidiary that has guaranteed, or that may from time to time hereafter guarantee, the First Lien Obligations or the Second Lien Obligations.

“Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

“Insolvency Proceeding” shall mean (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (c) any voluntary or involuntary winding-up or liquidation of any Grantor under any Bankruptcy Law, or (d) a general assignment for the benefit of creditors by any Grantor.

“Issuing Lender” shall mean Wells Fargo Bank, National Association and any other Person serving in the capacity as an issuer of letters of credit under the First Lien Credit Agreement.

“Legal Requirement” means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

“Lender Swap Contract” shall mean a Swap Contract between the Company or any other Grantor and a Swap Counterparty.

“Lien” means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, synthetic lease, capital lease, or other title retention agreement).

“Net Cash Proceeds” means, with respect to any Disposition, all cash and Liquid Investments received (directly or indirectly) by any Grantor or any Subsidiary of a Grantor from such Disposition after payment of all reasonable out of pocket fees and expenses actually incurred by such Grantor or such Subsidiary directly in connection with such Disposition minus (a) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), minus (b) if applicable, the principal amount of Indebtedness that is secured by such asset (if any) and that is required to be repaid in connection with the sale thereof (other than the First Lien Obligations and the Second Lien Obligations) and minus (c) any amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustments associated with such Disposition.

“New First Lien Administrative Agent” shall have the meaning assigned to such term in Section 7.02(a).

“New First Lien Loan Documents” shall have the meaning assigned to such term in Section 7.02(a).

“New First Lien Obligations” shall have the meaning assigned to such term in Section 7.02(a).

“New Second Lien Collateral Agent” shall have the meaning assigned to such term in Section 7.02(b).

“New Second Lien Loan Documents” shall have the meaning assigned to such term in Section 7.02(b).

“New Second Lien Obligations” shall have the meaning assigned to such term in Section 7.02(b).

“Obligations” shall mean and includes all First Lien Obligations, all New First Lien Obligations, and all Second Lien Obligations, as applicable.

“Oil and Gas Properties” means fee mineral interests, term mineral interests, Leases, subleases, farm-outs, royalties, overriding royalties, net profit interests, carried interests, production payments and similar mineral interests, and all unsevered and unextracted Hydrocarbons in, under, or attributable to such oil and gas Properties and interests.

“Parent” shall have the meaning given to such term in the introductory paragraph of this Agreement.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Pledged or Controlled Collateral” shall have the meaning assigned to such term in Section 5.01(a).

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Proven Reserves” means, at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Oil and Gas Properties under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made).

“Refinance” shall mean, in respect of any Obligations, to refinance, extend, renew, restructure or replace, or to issue other Debt in exchange or replacement for, such Obligations, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Release” shall have the meaning assigned to such term in Section 3.04.

“Second Lien Cap” shall mean $250,000,000. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the “Second Lien Cap” refers only to Second Lien Principal Obligations (other than any capitalized interest or payments in kind) and does not include or apply to (and in no way caps) interest (including capitalized interest or payments in kind), fees, premium or other amounts due under the Second Lien Loan Documents.

“Second Lien Collateral Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement, except as otherwise specified in Section 7.02(b).

“Second Lien Collateral” shall mean all assets of any Grantor now or at any time hereafter subject to Liens securing any Second Lien Obligations.

“Second Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement, and shall include each loan or credit agreement evidencing any initial or subsequent replacement, substitution, renewal, or Refinancing of the Second Lien Obligations under the then effective Second Lien Credit Agreement, in each case as the same may from time to time be amended, amended and restated, supplemented, modified, replaced, substituted, renewed or Refinanced, except as otherwise specified in Section 7.02(b).

“Second Lien Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Loan Documents” shall mean the “Loan Documents”, as defined in the Second Lien Credit Agreement, except as otherwise specified in Section 7.02(b).

“Second Lien Mortgage” shall mean any Second Lien Security Instrument granting a Lien on any real property Collateral.

“Second Lien Obligations” shall mean the “Obligations” as defined in the Second Lien Credit Agreement on the date hereof, except as otherwise specified in Section 7.02(b).

“Second Lien Permitted Actions” shall have the meaning assigned to such term in Section 3.01(a).

“Second Lien Principal Obligations” means, as of any date of determination, the outstanding principal amount of loans under the Second Lien Loan Documents. Second Lien Principal Obligations shall not include the principal amount of any Second Lien Refinancing Debt that substantially concurrently with the incurrence thereof Refinances any of the then-existing Second Lien Principal Obligations.

“Second Lien Refinancing Debt” shall mean Debt that Refinances Second Lien Obligations pursuant to Section 7.02(b).

“Second Lien Refinancing Notice” shall have the meaning assigned to such term in Section 7.02(b).

“Second Lien Required Lenders” shall mean the “Majority Lenders”, as defined in the Second Lien Credit Agreement.

“Second Lien Secured Parties” shall mean, at any time, (a) the Second Lien Lenders, (b) the Second Lien Collateral Agent, (c) each other Person to whom any of the Second Lien Obligations (including Unasserted Contingent Obligations) is owed and (d) the successors and permitted assigns of each of the foregoing.

“Second Lien Security Documents” shall mean the “Security Instruments”, as defined in the Second Lien Credit Agreement.

“Second Priority Liens” shall mean all Liens on the Collateral securing the Second Lien Obligations, whether created under the Second Lien Security Documents or acquired by possession, statute (including any judgment Lien), operation of law, subrogation or otherwise.

“Secured Parties” shall mean collectively each of First Lien Secured Parties and the Second Lien Secured Parties.

“Security Documents” shall mean the First Lien Security Documents and the Second Lien Security Documents.

“Standstill Period” shall have the meaning assigned to such term in Section 3.02(a).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any Person, a majority of whose outstanding Voting Securities (other than directors’ qualifying shares) shall at any time be owned by such parent or one or more Subsidiaries of such parent. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a direct or indirect Subsidiary of the Parent.

“Swap Contract” shall mean (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, deferred premium commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement (any such master agreement, together with any related schedules, a “Master Agreement”).

“Swap Counterparty” shall mean (a) any First Lien Lender or Affiliate of a First Lien Lender that is a counterparty to any Lender Swap Contract with the Company or any Subsidiary of the Company, and (b) any counterparty to any other Lender Swap Contract with the Company or any Subsidiary; provided that such counterparty is a First Lien Lender or an Affiliate of a First Lien Lender or was a First Lien Lender or an Affiliate of a First Lien Lender at the time the applicable Lender Swap Contract (and not the Master Agreement between such parties) was entered into. For the avoidance of doubt, “Swap Counterparty” shall not include any participant of a First Lien Lender that purchases a participation from, or enters into a participation agreement with, a First Lien Lender, other than to the extent such participant is otherwise a First Lien Lender or an Affiliate of a First Lien Lender.

“Swap Obligations” means, with respect to any Lender Swap Contract, after taking into account the effect of any legally enforceable netting agreement relating to such Lender Swap Contract, all obligations then due and owing thereunder to the Swap Counterparty a party thereto, including all related fees, expenses and other amounts owed to such Swap Counterparty in connection therewith.

“Unasserted Contingent Obligations” shall mean, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (i) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Obligations and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under any outstanding letter of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time, other than assertions, claims, demands or notices which have been withdrawn in writing, paid or satisfied.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Voting Securities” means (a) with respect to any corporation (including any unlimited liability company), capital stock of such corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers (or the individuals performing similar functions) of such limited liability company.

Section 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein (i) to any Person shall be construed to include such Person’s successors and assigns and (ii) to the Company or any other Grantor shall be construed to include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor, as the case may be, in any Insolvency Proceeding, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Article II

Lien Priorities

Section 2.01    Relative Priorities. Notwithstanding (a) the date, manner or order of grant, attachment or perfection of any Second Priority Lien or any First Priority Lien, (b) any provision of the UCC or any other applicable Legal Requirement or the provisions of any Security Document or any other Facility Document, (c) any defect in, or non-perfection, setting aside, or avoidance of a Lien or a First Lien Loan Document or a Second Lien Loan Document, (d) the modification of a First Lien Loan Document or a Second Lien Loan Document, (e) the exchange of any security interest in any Collateral for a security interest in other Collateral, (f) the commencement of an Insolvency Proceeding or (g) any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, a Grantor in respect of a First Lien Obligation or a Second Lien Obligation or holder of such obligation, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties hereby agrees that:

(i)	so long as the Discharge of First Lien Obligations has not occurred:

(A)    any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens subject to the First Lien Cap and the Second Lien Cap,

(B)    any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens subject to the First Lien Cap and the Second Lien Cap, and

(C)    the First Priority Liens, subject to the First Lien Cap and the Second Lien Cap, shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the Company, any other Grantor or any other Person;

(ii)	upon a Discharge of First Lien Obligations:

(A)     any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all First Priority Liens subject to the Second Lien Cap,

(B)     any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all Second Priority Liens subject to the Second Lien Cap, and

(C)     the Second Priority Liens, subject to the Second Lien Cap, shall be and remain senior in right, priority, operation, effect and all other respects to any First Priority Liens for all purposes, whether or not any Second Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the Company, any other Grantor or any other Person; and

(iii)	upon a Discharge of Second Lien Obligations:

(A)     any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens,

(B)     any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens, and

(C)     the First Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the Company, any other Grantor or any other Person.

Section 2.02    Prohibition on Contesting Liens. Each of the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not, and hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, perfection, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of (i) the First Lien Administrative Agent or any other First Lien Secured Party to enforce this Agreement, or (ii) the Second Lien Collateral Agent or any other Second Lien Secured Party to enforce this Agreement.

Section 2.03    No New Liens. The parties hereto agree that so long as the Discharge of First Lien Obligations and the repayment in full, in cash, of Excess First Lien Obligations has not occurred, none of the Grantors shall, or shall permit any of its Subsidiaries to, (i) grant or permit any additional Liens on any asset to secure any Second Lien Obligations unless such Lien is in favor of the Second Lien Collateral Agent and such Grantor or such Subsidiary has granted, or concurrently therewith grants, a Lien on such asset in favor of the First Lien Administrative Agent to secure the First Lien Obligations, or (ii) grant or permit any additional Liens on any asset to secure any First Lien Obligations (other than (x) assets in respect of which the Second Lien Collateral Agent has declined a Lien and (y) Liens on Cash Collateral (as defined in the First Lien Credit

Agreement as in effect on the date hereof) to the extent the aggregate First Lien Principal Obligations secured by such Cash Collateral does not exceed the First Lien Cap)) unless such Lien is in favor of the First Lien Administrative Agent and such Grantor or such Subsidiary has granted, or concurrently therewith grants, a Lien on such asset in favor of the Second Lien Collateral Agent (or, in respect of any Cash Collateral (defined above), in favor of the First Lien Administrative Agent) to secure the Second Lien Obligations, with each such Lien referenced in this Section 2.03 to be subject to the provisions of this Agreement, in each case, subject to the terms and conditions hereof (including Sections 5.01 and 5.02 hereof).

To the extent that the provisions of this Section 2.03 are not complied with for any reason, without limiting any other right or remedy available to the First Lien Administrative Agent or the other First Lien Secured Parties, the Second Lien Collateral Agent agrees, for itself and on behalf of the other Second Lien Secured Parties, that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 4.02.

Section 2.04    Similar Liens and Agreements. The parties hereto acknowledge and agree that it is their intention that the First Lien Obligations and the Second Lien Obligations shall be secured by the same Collateral (other than Cash Collateral as provided in Section 2.03). In furtherance of the foregoing, the parties hereto agree:

(a)    to cooperate in good faith in order to determine, upon any reasonable request by the First Lien Administrative Agent or the Second Lien Collateral Agent, the specific assets included in the First Lien Collateral and the Second Lien Collateral, the steps taken to perfect the First Priority Liens and the Second Priority Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents;

(b)    that, except as may otherwise be approved by the First Lien Administrative Agent, the Second Lien Security Documents shall be in all material respects in the same form as the First Lien Security Documents, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the Secured Parties that are parties thereto or secured thereby and other matters contemplated by this Agreement;

(c)    that at no time before the Discharge of First Lien Obligations and the repayment in full, in cash, of Excess First Lien Obligations shall there be (i) any Grantor that is an obligor in respect of the Second Lien Obligations that is not also an obligor in respect of the First Lien Obligations, or (ii) except as expressly permitted by the First Lien Loan Documents, a Lien (whether perfected or not) on any Property to secure the Second Lien Obligations that is not also granted (and similarly perfected) to secure the First Lien Obligations; and

(d)    that at no time before the Discharge of Second Lien Obligations and the repayment in full, in cash, of Excess Second Lien Obligations shall there be (i) any Grantor that is an obligor in respect of the First Lien Obligations that is not also an obligor in respect of the Second Lien Obligations, or (ii) except as expressly permitted by the Second Lien Loan Documents, a Lien (whether perfected or not) on any Property to secure the First Lien Obligations that is not also granted (and similarly perfected) to secure the Second Lien Obligations.

Section 2.05    Judgment Creditors. In the event that any Second Lien Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Lien Obligations and the Second Priority Liens and the Second Lien Obligations, as applicable) to the same extent as all other Liens securing the Second Lien Obligations are subject to the terms of this Agreement.

Section 2.06    No Debt Subordination. Nothing contained in this Agreement is intended to subordinate any debt claim by a Second Lien Secured Party to a debt claim by a First Lien Secured Party. Other than to the extent constituting secured claims on the Collateral, all debt claims of the First Lien Secured Parties and the Second Lien Secured Parties are intended to be pari passu.

Article III

Enforcement of Rights; Matters Relating to Collateral; Purchase Option

Section 3.01    Exercise of Rights and Remedies.

(a)    Subject to Section 3.02(a), so long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced, the First Lien Administrative Agent and the other First Lien Secured Parties shall have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Collateral (including making determinations regarding the Disposition (and, to the extent provided in Section 3.04, any Release in connection therewith) with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency Proceeding), in each case, without any consultation with or the consent of the Second Lien Collateral Agent or any other Second Lien Secured Party; provided that the interests of the Second Lien Secured Parties shall attach to the proceeds thereof, subject to the relative priorities described in Section 2.01; provided further, that, notwithstanding the foregoing,

(i)    in any Insolvency Proceeding, the Second Lien Collateral Agent and any Second Lien Secured Party may file a proof of claim or statement of interest with respect to the Second Lien Obligations;

(ii)    the Second Lien Collateral Agent may take any action to create, perfect, preserve or protect the validity and enforceability of the Second Priority Liens provided that no such action is, (A) adverse to the existence, perfection or priority status of the First Priority Liens or the rights of the First Lien Administrative Agent or any other First

Lien Secured Party to exercise remedies in respect thereof, or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of Second Priority Liens provided in Section 3.04; and provided, further, that, without limiting Section 5.01 hereof, no Administrative Agent shall have any obligation under this Agreement to create, perfect, preserve or protect the validity and enforceability of the First Priority Liens or Second Priority Liens.

(iii)    the Second Lien Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral or otherwise make any agreements or file any motions pertaining to the Second Lien Obligations to the extent not inconsistent with the terms of this Agreement;

(iv)    the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors, as provided in Section 3.03 other than, for the avoidance of doubt, any Enforcement Action;

(v)    the Second Lien Secured Parties may (A) present a cash bid for Collateral or purchase Collateral for cash at any Section 363 hearing or at any public or judicial foreclosure sale and (B) credit bid for Collateral pursuant to Section 363(k) of the Bankruptcy Code (provided that such credit bid may only be made if the Discharge of First Lien Obligations has occurred or will occur concurrently as a result of a cash bid for such Collateral in addition to such credit bid);

(vi)    the Second Lien Secured Parties shall be entitled to vote on any plan of reorganization, to the extent consistent with the provisions hereof and as otherwise permitted under the Bankruptcy Code;

(vii)    subject to Section 3.02(a) and Section 3.02(b), the Second Lien Collateral Agent and the other Second Lien Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the termination of the Standstill Period; and

(viii)    the Second Lien Secured Parties may object to any proposed acceptance of Collateral by the First Lien Administrative Agent or a First Lien Secured Party pursuant to Section 9-620 of the Uniform Commercial Code; and

(ix)    the Second Lien Secured Parties may enforce the terms of any subordination agreement (other than this Agreement to the extent this Agreement is a “subordination agreement” pursuant to Section 6.08) with respect to any Indebtedness subordinated to its Second Priority Principal Obligations.

(the actions described in clauses (i) through (ix) above being referred to herein as the “Second Lien Permitted Actions”). Except for the Second Lien Permitted Actions, unless and until the Discharge of First Lien Obligations has occurred, the sole right of the Second Lien Collateral

Agent and the other Second Lien Secured Parties with respect to the Collateral shall be to (A) hold a Lien on the Collateral or such other collateral in respect of the applicable Second Lien Principal Obligations pursuant to the Second Lien Loan Documents, as applicable, and (B) receive the proceeds of the Collateral, if any, remaining after the Discharge of First Lien Obligations has occurred.

(b)    Subject to Section 3.02(a), so long as the Discharge of First Lien Obligations has not occurred, the Second Lien Collateral Agent (on behalf of itself and the other Second Lien Secured Parties) hereby agrees that, in exercising rights and remedies with respect to the Collateral, the First Lien Administrative Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole and absolute discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. Unless an Insolvency Proceeding has commenced and is continuing, the First Lien Administrative Agent agrees to provide at least five days’ prior written notice to the Second Lien Collateral Agent of its intention to foreclose upon or Dispose of any Collateral.

(c)    The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document or any other Second Lien Loan Document before the Discharge of First Lien Obligations, shall be deemed to restrict in any way the rights and remedies of the First Lien Administrative Agent or the other First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the other First Lien Loan Documents.

Section 3.02    No Interference. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, whether or not any Insolvency Proceeding has been commenced, the Second Lien Secured Parties:

(a)    will not, so long as the Discharge of First Lien Obligations has not occurred and except for Second Lien Permitted Actions, (A) enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Collateral (including the enforcement of any right under any account control agreement (if any), any letter to purchasers of production, or any similar agreement or arrangement to which the Second Lien Collateral Agent or any other Second Lien Secured Party is a party) or (B) commence or join with any Person (other than the First Lien Administrative Agent acting alone or in concert with the Second Lien Collateral Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action) with respect to any Collateral; provided, however, that the Second Lien Collateral Agent may, subject to the other provisions of this Agreement (including the turnover provisions of Article IV) enforce or exercise any or all such rights and remedies, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 180 days has elapsed since the date on which the

Second Lien Collateral Agent has delivered to the First Lien Administrative Agent written notice of the acceleration of the Second Lien Obligations (the “Standstill Period”); provided further, however, that notwithstanding the expiration of the Standstill Period or anything herein to the contrary, except for Second Lien Permitted Actions, in no event shall the Second Lien Collateral Agent or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Lien Administrative Agent or any other First Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to all or any material portion of the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Collateral Agent by the First Lien Administrative Agent), or any Grantor, acting with the consent of the First Lien Administrative Agent, shall have commenced and shall be diligently pursuing any action to Dispose of all or any material portion of the Collateral;

(b)    subject to Section 3.01(a)(viii), will not contest, protest or object to (x) any foreclosure action or proceeding brought by the First Lien Administrative Agent or any other First Lien Secured Party, (y) any other enforcement or exercise by any First Lien Secured Party of any rights or remedies relating to the Collateral under the First Lien Loan Documents or otherwise, or (z) any action taken by any Grantor to Dispose of Collateral with the consent of the First Lien Administrative Agent when an Event of Default has occurred and is continuing under the First Lien Loan Documents, in each case so long as Second Priority Liens attach to the proceeds thereof subject to the relative priorities set forth in Section 2.01;

(c)    subject to the rights of the Second Lien Secured Parties under clause (i) above, will not object to the forbearance by the First Lien Administrative Agent or any other First Lien Secured Party from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Collateral;

(d)    will not, so long as the Discharge of First Lien Obligations has not occurred and except for Second Lien Permitted Actions, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

(e)    will not, except for Second Lien Permitted Actions, take any action that would hinder, in any manner, any exercise of remedies under the First Lien Loan Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise;

(f)    will not, except for Second Lien Permitted Actions, object to the manner in which the First Lien Administrative Agent or any other First Lien Secured Party may seek to enforce or collect the First Lien Obligations or the First Priority Liens, regardless of whether any action or failure to act by or on behalf of the First Lien Administrative Agent or any other

First Lien Secured Party is, or could be, adverse to the interests of the Second Lien Secured Parties, and will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable Legal Requirement with respect to the Collateral or any similar rights a junior secured creditor may have under applicable Legal Requirement; and

(g)    will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien Obligation or any provision of any First Lien Security Document, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement or under applicable Legal Requirement;

provided, however, that, in the case of clauses (a) through (g) above, the Liens granted to secure the Second Lien Obligations of the Second Lien Secured Parties shall attach to any proceeds remaining from any such enforcement actions taken by the First Lien Administrative Agent or any First Lien Secured Party in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of First Lien Obligations.

Section 3.03    Rights as Unsecured Creditors. The Second Lien Collateral Agent and the other Second Lien Secured Parties may, in accordance with the terms of the Second Lien Loan Documents and applicable Legal Requirement, enforce rights and exercise remedies against the Company and any other Grantor as unsecured creditors (other than initiating or joining any involuntary case or proceeding under the Bankruptcy Code not initiated by the First Lien Administrative Agent); provided that no such action is otherwise inconsistent with the terms of this Agreement. Nothing in this Agreement shall prohibit the acceleration of the Second Lien Obligations, the receipt by the Second Lien Collateral Agent or any other Second Lien Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Lien Loan Documents, so long as such receipt is not the direct or indirect result of the enforcement or exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of rights or remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Second Priority Lien (including any judgment Lien resulting from the exercise of remedies available to an unsecured creditor).

Section 3.04    Automatic Release of Second Priority Liens.

(a)    If, in connection with (i) any Disposition of any Collateral permitted under the terms of the First Lien Loan Documents or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any Disposition of Collateral, (1) the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, (x) releases any of the First Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the First Lien Obligations or (2) the First Priority Liens are otherwise released as permitted by the First Lien Loan Documents (in each case, a “Release”), other than any such

Release granted following the Discharge of First Lien Obligations and the repayment in full, in cash, of Excess First Lien Obligations, then, subject to Section 3.04(b) and subject to the last sentence of this Section 3.04(a), the Second Priority Liens on such Collateral, or the obligations of such Guarantor under its guarantee of the Second Lien Obligations shall be automatically, unconditionally and simultaneously released, and the Second Lien Collateral Agent shall, for itself and on behalf of the other Second Lien Secured Parties (and at the cost and expense of the Borrower), promptly execute and deliver to the First Lien Administrative Agent, the relevant Grantor or such Guarantor such termination statements, releases and other documents as the First Lien Administrative Agent or the relevant Grantor or Guarantor may reasonably request (in each case, at the relevant Grantor or Guarantor’s sole cost and expense) to effectively confirm such Release; provided that, in the case of a Disposition of Collateral (other than any such Disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral), the Second Priority Liens shall not be so released if such Disposition is not permitted under the terms of the Second Lien Credit Agreement. The automatic release of the Second Priority Liens pursuant to the terms above shall be effective (A) in the case of a Disposition of Collateral (other than any such Disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral), only if a Grantor has provided notice of such Disposition to the Second Lien Collateral Agent at least five days prior to effecting such Disposition (or such shorter time period acceptable to the Second Lien Collateral Agent in its sole discretion), and (B) in the case of a Disposition of Collateral in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral by the First Lien Administrative Agent, unless an Insolvency Proceeding has commenced and is continuing, only if the First Lien Administrative Agent has provided the prior notice required under the last sentence of Section 3.01(b) above (or such shorter time period acceptable to the Second Lien Collateral Agent in its sole discretion).

(b)    The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, as the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 3.04 and taking any action and executing any instrument (in each case, at the applicable Guarantor’s or Grantor’s sole cost and expense) that the First Lien Administrative Agent may deem necessary or advisable at any time before the Discharge of First Lien Obligations to accomplish the purposes of this Section 3.04 (including any endorsements or other instruments of transfer, termination or release), which appointment is irrevocable and coupled with an interest.

Section 3.05    Notice of Exercise of Second Liens. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party agrees that upon termination of the Standstill Period, if the Second Lien Collateral Agent or other Second Lien Secured Party intends to commence any Enforcement Action, then the Second Lien Collateral Agent or such other Second Lien Secured Party shall first deliver notice thereof in writing to the First Lien Administrative Agent not less than five (5) days before taking any such Enforcement Action. Such notices may be given during the Standstill Period. Failure to give such notice shall not impair the effectiveness of such Enforcement Action, nor create any claim or cause of action against the Second Lien Collateral Agent.

Section 3.06    Insurance and Condemnation Awards. (a) So long as the Discharge of First Lien Obligations has not occurred, the First Lien Administrative Agent and the other First Lien Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, before the Discharge of First Lien Obligations and subject to the rights of the Grantors under the First Lien Loan Documents, be paid to the First Lien Administrative Agent for the benefit of First Lien Secured Parties pursuant to the terms of the First Lien Loan Documents, (b) second, after the Discharge of First Lien Obligations but before the Discharge of Second Lien Obligations, and subject to the rights of the Grantors under the Second Lien Loan Documents be paid to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties pursuant to the terms of the Second Lien Loan Documents, (c) third, after the Discharge of Second Lien Obligations but before the repayment in full, in cash, of Excess First Lien Obligations, and subject to the rights of the Grantors under the First Lien Loan Documents be paid to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties pursuant to the terms of the First Lien Loan Documents, (d) fourth, after the repayment in full, in cash, of the Excess First Lien Obligations, but before the repayment in full, in cash, of Excess Second Lien Obligations, and subject to the rights of the Grantors under the Second Lien Loan Documents be paid to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties pursuant to the terms of the Second Lien Loan Documents, and (e) fifth, after the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations, and the repayment in full, in cash, of Excess First Lien Obligations and Excess Second Lien Obligations, be paid to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that if the Second Lien Collateral Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall hold such proceeds in trust for the benefit of the First Lien Secured Parties and forthwith transfer and pay over such proceeds to the First Lien Administrative Agent in accordance with Section 4.02. After the Discharge of First Lien Obligations, and until the Discharge of Second Lien Obligations has occurred, the First Lien Administrative Agent, for itself and on behalf of each other First Lien Secured Party, agrees that if the First Lien Administrative Agent or any other First Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall hold such proceeds in trust for the benefit of the Second Lien Secured Parties and forthwith transfer and pay over such proceeds to the Second Lien Collateral Agent in accordance with Section 4.02. After the Discharge of Second Lien Obligations, and until the repayment in full, in cash, of Excess First Lien Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that if the Second Lien Collateral Agent or any other Second Lien Secured

Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall hold such proceeds in trust for the benefit of the First Lien Secured Parties and forthwith transfer and pay over such proceeds to the First Lien Administrative Agent in accordance with Section 4.02. Upon the repayment in full, in cash, of all Excess First Lien Obligations, the First Lien Administrative Agent, for itself and on behalf of each other First Lien Secured Party, agrees that if the First Lien Administrative Agent or any other First Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall hold such proceeds in trust for the benefit of the Second Lien Secured Parties and forthwith transfer and pay over such proceeds to the Second Lien Collateral Agent in accordance with Section 4.02.

Section 3.07    Purchase Option

(a)    Notwithstanding anything in this Agreement to the contrary, following the occurrence of any of the following (i) the commencement of an Insolvency Proceeding, (ii) the sixtieth (60th) day after a principal or interest payment default under the First Lien Credit Agreement that has not been cured or waived by the First Lien Lenders within sixty (60) days of the occurrence of such payment default, or (iii) the acceleration of the First Lien Obligations, the Second Lien Secured Parties (the “Second Lien Purchasers”) may, at their sole option, election, expense and effort, upon written notice of exercise (the “Notice of Exercise”) to the First Lien Administrative Agent within thirty (30) days following such acceleration, payment default or commencement of an Insolvency Proceeding, purchase by way of assignment from the First Lien Secured Parties (x) all (but not less than all) First Lien Obligations (including unfunded commitments and any Excess First Lien Obligations) and (y) any loans and letters of credit provided by any of the First Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such purchase; provide that, such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction. The Notice of Exercise shall (i) designate a purchase date (the “Par Purchase Date”) which shall be a date that is no later than twenty (20) Business Days following the date the Notice of Exercise is delivered to the First Lien Administrative Agent, (ii) set forth the identities (including legal names) of each of the Second Lien Purchasers together with their respective percentages of the First Lien Obligations, unfunded commitments and Excess First Lien Obligations, and, if applicable, DIP Financing obligations, to be purchased by such Persons, (iii) identify a replacement or successor First Lien Administrative Agent that the Lenders (after giving effect to the Par Purchase Date) appoint pursuant to the First Lien Credit Agreement, and (iv) is deemed to be an irrevocable offer to the First Lien Secured Parties to purchase the First Lien Obligations on the terms set forth in this Section 3.07. The First Lien Secured Parties shall be entitled to rely in all respects upon the information set forth in the Notice of Exercise, including the identities (and legal names) of the Second Lien Purchasers, and shall otherwise be entitled to deal exclusively with the Second Lien Administrative Agent in connection with all aspects of the exercise of the purchase option provided for in this Section 3.07.

(b)    Any purchase by the Second Lien Purchasers shall be made in accordance with, and subject to, the terms set out in this Section 3.07, including:

(i)    the Second Lien Purchasers (x) shall pay a purchase price in cash equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute First Lien Obligations (including drawn letters of credit and Excess First Lien Obligations) and all loans, advances or other similar extensions of credit (including drawn letters of credit) provided by any of the First Lien Lenders in connection with a DIP Financing then outstanding, 100% of the principal amount thereof and all accrued and unpaid interest (including where applicable, default interest) thereon through the Par Purchase Date, plus (B), in the case of obligations under terminated Lender Swap Contracts, 100% of the aggregate Swap Obligations then due and payable or otherwise accrued and owing thereunder (unless, with respect to any particular Lender Swap Contract, such other arrangements have been made by the Grantors and the applicable Swap Counterparty who is a party to such Lender Swap Contract in a manner satisfactory to such Swap Counterparty in its sole discretion (and communicated to the First Lien Administrative Agent)), plus (C) in the case of Banking Services Obligations, 100% of the aggregate Banking Services Obligations then due and payable or otherwise accrued and owing thereunder (unless, with respect to any particular Banking Services Obligation, such other arrangements have been made by the Grantors and the applicable Banking Services Provider in a manner satisfactory to such counterparty in its sole discretion (and communicated to the First Lien Administrative Agent), plus (D) all other First Lien Obligations (including fees, expenses, indemnities and other amounts, including out-of-pocket expenses (such as the fees and expenses of attorneys and other professionals)), which are then outstanding to the various First Lien Secured Parties, pursuant to the terms of the various First Lien Loan Documents and other agreements and instruments secured by the First Lien Security Documents (but not including Unasserted Contingent Obligations); and (y) shall be obligated to reimburse each issuing lender (or any First Lien Secured Party required to pay the same) for all amounts thereafter drawn with respect to any letters of credit constituting First Lien Obligations which remain outstanding after the date of any purchase pursuant to this Section 3.07, together with all fronting fees and other amounts which may at any future time be owing to the respective issuing lender with respect to such letters of credit;

(ii)    with the purchase price described in preceding clause (b)(i)(x) payable in cash on the Par Purchase Date against transfer to the respective Second Lien Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any First Lien Obligation (including Excess First Lien Obligations) or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any First Lien Obligation (including Excess First Lien Obligations) or as to any other matter whatsoever other the limited representations and warranties set forth in subsections (e)(i) and (e)(ii) of this Section 3.07); provided that the purchase price in respect of any outstanding letter of credit that remains undrawn on the date of purchase shall be payable in cash as and when such letter of credit is drawn upon (1) first, from the cash collateral account described in clause (b)(iii) below, until the amounts contained therein have been exhausted, and (2) thereafter, directly by the respective Second Lien Purchasers;

(iii)    with such purchase accompanied by a deposit of cash collateral under the sole dominion and control of the First Lien Administrative Agent, or its designee in an amount equal to 104% (or such lesser amount if the Minimum Collateral Amount under, and as defined in the First Lien Credit Agreement is a lesser amount) of the sum of the aggregate undrawn amount of all then outstanding letters of credit pursuant to the First Lien Loan Documents and DIP Financing documents and the aggregate fronting and similar fees which will accrue thereon through the stated maturity of the letters of credit (assuming no drawings thereon before stated maturity), as security for the respective Second Lien Purchasers’ obligations to pay amounts as provided in preceding clause (b)(i)(y), it being understood and agreed that (x) at the time any fronting or similar fees are owing to an issuer with respect to any letter of credit, the First Lien Administrative Agent may apply amounts deposited with it as described above to pay the same and (y) upon any drawing under any letter of credit, the First Lien Administrative Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing. After giving effect to any payment made as described above in this clause (iii), those amounts (if any) then on deposit with the First Lien Administrative Agent as described in this clause (iii) which exceed 104% (or such lesser amount if the Minimum Collateral Amount under, and as defined in the First Lien Credit Agreement is a lesser amount) of the sum of the aggregate undrawn amount of all then outstanding letters of credit and the aggregate fronting and similar fees (to the respective issuers) which will accrue thereon through the stated maturity of the then outstanding letters of credit (assuming no drawings thereon before stated maturity), shall be returned to the respective Second Lien Purchasers (as their interests appear). Furthermore, at such time as all letters of credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above in this clause (iii) (and not previously applied or released as provided above) shall be returned to the respective Second Lien Purchasers, as their interests appear;

(iv)    with the purchase price described in preceding clause (b)(i)(x) accompanied by a waiver by the Second Lien Purchasers of all claims against the First Lien Secured Parties arising out of this Agreement, the Second Lien Loan Documents and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 3.07;

(v)    with all amounts payable to the various First Lien Secured Parties in respect of the assignments described above to be distributed to them by the First Lien Administrative Agent in accordance with their respective holdings of the various First Lien Obligations and other obligations secured by the First Lien Security Documents; and

(vi)    with such purchase to be made pursuant to assignment documentation substantially in the form attached as an exhibit to the First Lien Credit Agreement (subject to the limited representations and warranties set forth in subsections (e)(i) and (e)(ii) of this Section 3.07) and such First Lien Administrative Agent resignation and succession documents acceptable to the First Lien Administrative Agent (with the cost and expenses relating to any such assignment and replacement (including reasonable attorney fees and expenses) to be paid by the respective Second Lien Purchasers). The relevant assignment documentation will be executed by the First Lien Lenders and by the First Lien Administrative Agent. The relevant assignment documentation shall also provide that, if for any reason (other than the gross negligence or willful misconduct of the First Lien Administrative Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment)), the amount of cash collateral held by the First Lien Administrative Agent or its designee pursuant to preceding clause (b)(iii) is at any time less than the full amounts owing with respect to any letter of credit described above (including fronting and similar fees) then the respective Second Lien Purchasers shall promptly reimburse the First Lien Administrative Agent (who shall pay the respective issuing bank) the amount of deficiency.

(c)    The First Lien Administrative Agent shall calculate the amount of the purchase price noted above and all other amounts require above, and such calculations shall be conclusive and binding on all parties absent manifest error. Notwithstanding anything herein to the contrary, no purchase right under this Section 3.07 may be exercised unless (x) all Lender Swap Contracts secured by any First Priority Lien have been terminated and all Swap Obligations with respect thereto are accounted for in the purchase price (unless, with respect to any particular Lender Swap Contract, such other arrangements have been made by the Grantors and the applicable Swap Counterparty who is a party to such Lender Swap Contract in a manner satisfactory to such Swap Counterparty in its sole discretion (and communicated to the First Lien Administrative Agent)) and (y) all agreements related to Banking Services have been terminated and all Banking Services Obligations are accounted for in the purchase price (unless, with respect to any particular Banking Services Obligation, such other arrangements have been made by the Grantors and the applicable Banking Services Provider in a manner satisfactory to such counterparty in its sole discretion (and communicated to the First Lien Administrative Agent)).

(d)    Such purchase price and cash collateral shall be remitted by wire transfer in immediately available federal funds to such bank account of the First Lien Administrative Agent as the First Lien Administrative Agent may designate in writing to the Second Lien Administrative Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Second Lien Purchasers to the bank account designated by the First Lien Administrative Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Second Lien Purchasers to the bank account designated by the First Lien Administrative Agent are received in such bank account later than 12:00 noon, New York City time.

(e)    Such sale shall be expressly made without representation or warranty of any kind by the First Lien Secured Parties as to the First Lien Obligations (including Excess First Lien Obligations), and DIP Financing, the Collateral or otherwise and without recourse to any First Lien Secured Party, except that the First Lien Secured Parties shall represent and warrant severally as to the First Lien Obligations (including unfunded commitments and Excess First Lien Obligations, if applicable) and any loans provided by any of the First Lien Secured Parties in connection with a DIP Financing then owing to it: (i) that such applicable First Lien Secured

Party owns such First Lien Obligations (including unfunded commitments and Excess First Lien Obligations, if applicable) and any loans provided by it in connection with a DIP Financing; and (ii) that such applicable First Lien Secured Party has the necessary corporate or other governing authority to assign such interests.

(f)    After such sale becomes effective, the outstanding letters of credit under the First Lien Loan Documents and the DIP Financing documents will remain enforceable against the issuers thereof and will remain secured by the First Priority Liens upon the Collateral in accordance with the applicable provisions of the First Lien Loan Documents as in effect at the time of such sale, and the issuers of letters of credit will remain entitled to the benefit of the First Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the First Lien Loan Documents as in effect at the time of such sale, as fully as if the sale of the First Lien Obligations had not been made, but only the Person or successor agent to whom the First Priority Liens are transferred in such sale will have the right to foreclose upon or otherwise enforce the First Priority Liens and only the Second Lien Purchasers in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the First Priority Liens.

(g)    Notwithstanding the foregoing, the First Lien Administrative Agent and the First Lien Secured Parties shall retain any and all rights with respect to indemnification, reimbursement and other similar contingent obligations under the First Lien Loan Documents or any Lender Swap Contract or any agreement governing Banking Services Obligations that are expressly stated to survive the termination of such applicable document, contract or agreement.

Article IV

Payments

Section 4.01    Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof received by the First Lien Administrative Agent or any Grantor in connection with (i) any Asset Sale, (ii) any Casualty Event or (iii) any Disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) shall be applied by the First Lien Administrative Agent to the First Lien Obligations (or if received by the Grantor, shall be delivered to the First Lien Administrative Agent to be applied to the First Lien Obligations) subject to the following:

(a)    so long as an Insolvency Proceeding has not been commenced and such Asset Sale or Casualty Event is not in connection with any Enforcement Action or other exercise of rights or remedies (i) upon the application of the Net Cash Proceeds thereof to the payment of all outstanding First Lien Obligations (including any unpaid and accrued interest thereon but excluding any Excess First Lien Obligations) and the cash collateralization of the letters of credit issued thereunder, in any case, as required under the First Lien Loan Documents (but regardless of whether the Swap Contracts of First Lien Secured Parties or the commitments to lend or all obligations to issue, extend or renew letters of credit under the First Lien Credit

Agreement have been terminated or expired and regardless of whether a Default exists), the First Lien Administrative Agent shall deliver to the Second Lien Collateral Agent any remaining Net Cash Proceeds thereof to be applied to the Second Lien Obligations (including any unpaid and accrued interest thereon but excluding any Excess Second Lien Obligations) pursuant to the Second Lien Loan Documents (but subject to the Grantors’ reinvestment rights, if any, thereunder); and (ii) the Second Lien Collateral Agent shall deliver any remaining Net Cash Proceeds thereof that are not applied so Second Lien Obligations (including any unpaid and accrued interest thereon but excluding any Excess Second Lien Obligations) pursuant to the Second Lien Loan Documents (A) if a Default exists or if any Excess First Lien Obligations are outstanding, to the First Lien Administrative Agent, (B) if no Default exists and no Excess First Lien Obligations are outstanding but Excess Second Lien Obligations are outstanding, to the Second Lien Secured Parties that are owed such Excess Second Lien Obligations pursuant to the Second Lien Loan Documents, and (C) otherwise, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct; and

(b)    regardless of whether an Insolvency Proceeding has commenced, any Collateral or proceeds thereof received by the First Lien Administrative Agent in connection with any Disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) shall be applied by the First Lien Administrative Agent to the First Lien Obligations (other than any Excess First Lien Obligations unless the Discharge of Second Lien Obligations has occurred).

Upon the Discharge of First Lien Obligations, the First Lien Administrative Agent shall deliver to the Second Lien Collateral Agent any remaining Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agent to the Second Lien Obligations (other than the Excess Second Lien Obligations), and the Grantors hereby consent to, and direct the First Lien Administrative Agent to, make such deliveries of remaining Collateral and any remaining proceeds thereof.

Upon the Discharge of Second Lien Obligations, the Second Lien Collateral Agent shall deliver to the First Lien Administrative Agent any remaining Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the First Lien Administrative Agent to the Excess First Lien Obligations, and the Grantors hereby consent to, and direct the Second Lien Collateral Agent to, make such deliveries of remaining Collateral and any remaining proceeds thereof.

Upon the repayment in full, in cash, of the Excess First Lien Obligations, the First Lien Administrative Agent shall deliver to the Second Lien Collateral Agent any remaining Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agent to the Excess Second Lien Obligations, and the Grantors hereby consent to, and direct the First Lien Administrative Agent to, make such deliveries of remaining Collateral and any remaining proceeds thereof.

Section 4.02    Payment Over. So long as the Discharge of First Lien Obligations has not occurred, any Collateral, or any proceeds thereof or payment with respect thereto (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.03), received by the Second Lien Collateral Agent or any other Second Lien Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, shall be segregated and held in trust for the benefit of the First Lien Secured Parties and forthwith transferred or paid over to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 4.02 and taking any action and executing any instrument that the First Lien Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02, which appointment is irrevocable and coupled with an interest.

Upon the Discharge of Second Lien Obligations, any Collateral, or proceeds thereof or payment with respect thereto, received by the Second Lien Collateral Agent or any other Second Lien Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, shall be segregated and held in trust for the benefit of the First Lien Secured Parties and forthwith transferred or paid over to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct to satisfy any remaining Excess First Lien Obligations. Until the repayment in full, in cash, of Excess First Lien Obligations occurs, the First Lien Administrative Agent, for itself and on behalf of each other First Lien Secured Party, hereby appoints the Second Lien Collateral Agent, and any officer or agent of the Second Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each First Lien Secured Party for the purpose of carrying out the provisions of this Section 4.02 and taking any action and executing any instrument that the Second Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02, which appointment is irrevocable and coupled with an interest.

Upon the repayment in full, in cash, of Excess First Lien Obligations, any Collateral, or proceeds thereof or payment with respect thereto, received by the First Lien Administrative Agent or any other First Lien Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, shall be segregated and held in trust for the benefit of the Second Lien Secured Parties and forthwith transferred or paid over to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct to satisfy any remaining Excess Second Lien Obligations. Until the repayment in full, in cash, of Excess Second Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 4.02 and taking any action and executing any instrument that the First Lien Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02, which appointment is irrevocable and coupled with an interest.

Section 4.03    Certain Agreements with Respect to Unenforceable Liens. Notwithstanding anything to the contrary contained herein, if in any Insolvency Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that, any distribution or recovery they may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any proceeds thereof shall (for so long as the Discharge of First Lien Obligations has not occurred) be segregated and held in trust for the benefit of the First Lien Secured Parties and forthwith paid over to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred. Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, the attorney-in-fact of each such Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.03 and taking any action and executing any instrument that the First Lien Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 4.03, which appointment is irrevocable and coupled with an interest.

Article V

Bailment

Section 5.01    Bailment for Perfection of Certain Security Interests

(a)    The First Lien Administrative Agent agrees that if it shall at any time hold a First Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the First Lien Administrative Agent, or of agents or bailees of the First Lien Administrative Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), the First Lien Administrative Agent shall, solely for the purpose of perfecting the Second Priority Liens granted under the Second Lien Loan Documents and subject to the terms and conditions of this Article V, also hold such

Pledged or Controlled Collateral as bailee for the Second Lien Collateral Agent. The First Lien Administrative Agent shall not charge the Second Lien Secured Parties a fee for holding such Collateral as bailee pursuant hereto.

(b)    Subject to Section 3.02(a), so long as the Discharge of First Lien Obligations has not occurred, the First Lien Administrative Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other First Lien Loan Documents as if the Second Priority Liens did not exist. The obligations and responsibilities of the First Lien Administrative Agent to the Second Lien Collateral Agent and the other Second Lien Secured Parties under this Article V shall be limited solely to holding or controlling the Pledged or Controlled Collateral as bailee in accordance with this Section 5.01. Without limiting the foregoing, the First Lien Administrative Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors. The First Lien Administrative Agent acting pursuant to this Article V shall not, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship in respect of any other First Lien Secured Party, the Second Lien Collateral Agent or any other Second Lien Secured Party.

(c)    Upon the Discharge of First Lien Obligations, the First Lien Administrative Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty, (i) if any Second Lien Obligations or Excess First Lien Obligations are outstanding at such time, to the Second Lien Collateral Agent, and (ii) if no Second Lien Obligations or Excess First Lien Obligations are outstanding at such time, to the applicable Grantor or to whomever shall be entitled thereto, in each case so as to allow such Person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, subject to the provisions of Section 5.01(d), the First Lien Administrative Agent agrees to take such actions in its power as shall be reasonably requested by the Second Lien Collateral Agent to permit the Second Lien Collateral Agent to obtain, for the benefit of the Second Lien Secured Parties, a first priority security interest in the Pledged or Controlled Collateral, and the Grantors hereby consent, and direct the First Lien Administrative Agent and the First Lien Secured Parties to, deliver such Pledged or Controlled Collateral to the Second Lien Collateral Agent.

(d)    The First Lien Administrative Agent shall not be required to take any such action requested by the Second Lien Collateral Agent pursuant to Section 5.01(c) that the First Lien Administrative Agent in good faith believes exposes it to any liability for expenses or other amounts unless the First Lien Administrative Agent receives an indemnity with respect to such action reasonably satisfactory to it from the Second Lien Collateral Agent and Second Lien Secured Parties.

(e)    Following the Discharge of First Lien Obligations, and so long as the Discharge of Second Lien Obligations has not occurred, the Second Lien Collateral Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other Second Lien Loan Documents as if the First Priority Liens did not exist. The obligations and responsibilities of the Second Lien Collateral Agent to the First Lien

Administrative Agent and the other First Lien Secured Parties under this Article V shall be limited solely to holding or controlling the Pledged or Controlled Collateral as bailee in accordance with this Section 5.01. Without limiting the foregoing, the Second Lien Collateral Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors. The Second Lien Collateral Agent acting pursuant to this Article V shall not, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship in respect of any other Second Lien Secured Party, the First Lien Administrative Agent or any other First Lien Secured Party.

(f)    Upon the Discharge of Second Lien Obligations, the Second Lien Collateral Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty, (i) if any Excess First Lien Obligations are outstanding at such time, to the First Lien Administrative Agent, and (ii) if no Second Lien Obligations or Excess Second Lien Obligations are outstanding at such time, to the applicable Grantor or to whomever shall be entitled thereto, in each case so as to allow such Person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, subject to the provisions of Section 5.01(g), the Second Lien Collateral Agent agrees to take such actions in its power as shall be reasonably requested by the First Lien Administrative Agent to permit the First Lien Administrative Agent to obtain, for the benefit of the First Lien Secured Parties, a first priority security interest in the Pledged or Controlled Collateral, and the Grantors hereby consent, and direct the Second Lien Collateral Agent and the Second Lien Secured Parties to, deliver such Pledged or Controlled Collateral to the First Lien Administrative Agent.

(g)    The Second Lien Collateral Agent shall not be required to take any such action requested by the First Lien Administrative Agent pursuant to Section 5.01(f) that the Second Lien Collateral Agent in good faith believes exposes it to any liability for expenses or other amounts unless the Second Lien Collateral Agent receives an indemnity with respect to such action reasonably satisfactory to it from the First Lien Administrative Agent and First Lien Secured Parties.

(h)    Upon the repayment in full, in cash, of Excess First Lien Obligations, the First Lien Administrative Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty, (i) if any Excess Second Lien Obligations are outstanding at such time, to the Second Lien Collateral Agent, and (ii) if no Excess Second Lien Obligations are outstanding at such time, to the applicable Grantor or to whomever shall be entitled thereto, in each case so as to allow such Person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, subject to the provisions of Section 5.01(d), the Second Lien Collateral Agent agrees to take such actions in its power as shall be reasonably requested by the First Lien Administrative Agent to permit the First Lien Administrative Agent to obtain, for the benefit of the First Lien Secured Parties, a first priority security interest in the Pledged or Controlled Collateral, and the Grantors hereby consent, and direct the Second Lien Collateral Agent and the Second Lien Secured Parties to, deliver such Pledged or Controlled Collateral to the First Lien Administrative Agent

(i)    Following the Discharge of First Lien Obligations and the repayment in full, in cash, of Excess First Lien Obligations, and upon the Discharge of Second Lien Obligations and the repayment in full, in cash, of Excess Second Lien Obligations, the Second Lien Collateral Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty, to the applicable Grantor or to whomever shall be entitled thereto, in each case so as to allow such Person to obtain possession and control of such Pledged or Controlled Collateral.

Section 5.02    Bailment for Perfection of Certain Security Interests – Other Control Collateral. Before the Discharge of First Lien Obligations and the repayment in full, in cash, of Excess First Lien Obligations, and the Discharge of Second Lien Obligations and the repayment in full, in cash, of Excess Second Lien Obligations, each of the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, and the First Lien Administrative Agent, for itself and on behalf of each other First Lien Secured Party, agrees that if any such Secured Party shall at any time hold a Lien on any Pledged or Controlled Collateral, and if such Pledged or Controlled Collateral is in fact in the possession or under the control of such Secured Party or any of its respective agents or bailees, such Secured Party shall, solely for the purpose of perfecting the First Priority Liens granted under the First Lien Loan Documents and the Second Priority Liens granted under the Second Lien Loan Documents also hold such Pledged or Controlled Collateral as bailee for, and hereby acknowledges that it shall hold possession of such Pledged or Controlled Collateral for the benefit of, the First Lien Administrative Agent and the Second Lien Collateral Agent. No obligations shall be imposed on the Second Lien Collateral Agent, any First Lien Secured Party or Second Lien Secured Party by reason of this Section 5.02(a), and none of the Secured Parties shall have a fiduciary relationship in respect of any other party by reason of this Section 5.02(a).    No party shall be required to take any action requested by any other party that such party in good faith believes exposes it to any liability for expenses or other amounts unless such party receives an indemnity reasonably satisfactory to it from the party requesting action (it being agreed that nothing herein shall obligate any of the Administrative Agents to indemnify any other party in its individual capacity). No Secured Party shall charge the First Lien Administrative Agent, or the Second Lien Collateral Agent a fee for holding such Collateral as bailee pursuant hereto. Before the Discharge of First Lien Obligations, if requested by the First Lien Administrative Agent, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it shall as promptly as practical turn over to the First Lien Administrative Agent any Collateral in the possession or control of a Second Lien Secured Party, or take such steps as reasonably requested (at the relevant Grantor’s sole cost and expense) to enable to First Lien Administrative Agent to acquire control of any Collateral over which such Second Lien Secured Party has control. Upon the Discharge of First Lien Obligations, if requested by the Second Lien Collateral Agent, the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that it shall as promptly as practical turn over to the Second Lien Collateral Agent any Collateral in the possession or control of a First Lien Secured Party, or take such steps as reasonably requested (at the relevant Grantor’s sole cost and expense) to enable to Second Lien Collateral Agent to acquire control of any Collateral over which such First Lien Secured Party has control. Upon the Discharge of Second Lien Obligations, and if any Excess First Lien

Obligations remain outstanding, if requested by the First Lien Administrative Agent, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it shall as promptly as practical turn over to the First Lien Administrative Agent any Collateral in the possession or control of a Second Lien Secured Party, or take such steps as reasonably requested (at the relevant Grantor’s sole cost and expense) to enable to First Lien Administrative Agent to acquire control of any Collateral over which such Second Lien Secured Party has control. Upon the repayment in full, in cash, of Excess First Lien Obligations, and if any Excess Second Lien Obligations remain outstanding, if requested by the Second Lien Collateral Agent, the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that it shall as promptly as practical turn over to the Second Lien Collateral Agent any Collateral in the possession or control of a First Lien Secured Party, or take such steps as reasonably requested (at the relevant Grantor’s sole cost and expense) to enable to Second Lien Collateral Agent to acquire control of any Collateral over which such First Lien Secured Party has control.

Article VI

Insolvency Proceedings

Section 6.01    Finance and Sale Matters.

(a)    Until the Discharge of First Lien Obligations has occurred, if any Grantor becomes subject to any Insolvency Proceeding, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that the Second Lien Secured Parties:

(i)    will not oppose or object to the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall oppose or object to such use of cash collateral;

(ii)    will not oppose or object to any post-petition financing, whether provided by the First Lien Secured Parties or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless and to the same extent that the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the First Priority Liens, the Second Lien Collateral Agent will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Priority Liens to the First Priority Liens and such DIP Financing Liens on the terms of this Agreement; provided that (x) the foregoing shall not prohibit the Second Lien Collateral Agent or the Second Lien Secured Parties from objecting to any portions (and only such portions) of any such DIP Financing that (1) provide that, under a plan of reorganization, the DIP Financing may be converted into or constitute a portion of an exit financing for the Company (or the applicable Grantors) or (2) requires confirmation of all or substantially all of the specific and material terms of a plan of reorganization other than terms for a sale, liquidation or other Disposition of Collateral, and (y) the foregoing shall not prevent the Second Lien Secured Parties from objecting to any portions (and only such portions) of any DIP Financing the principal amount of which exceeds the sum of (A) to the extent Refinanced in connection with, and included as part of, such DIP Financing, the aggregate principal amount of pre-petition First Lien Obligations, and (B) the greater of (1) $20,000,000 and (2) 20% of the Borrowing Base under the First Lien Credit Agreement most recently in effect prior to such applicable Insolvency Proceeding;

(iii)    except to the extent permitted by paragraph (b) of this Section 6.01, in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens;

(iv)    shall not be prohibited from seeking adequate protection in the form of additional collateral, provided that the First Lien Secured Parties agree that they are fully secured and provided that the First Lien Secured Parties shall also be granted a Lien on such additional collateral as security for the First Lien Obligations and the provider of any DIP Financing may also be granted a Lien on such collateral as security for any DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any DIP Financing (and all obligations relating thereto) and to any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other First Priority Liens under this Agreement and the Liens securing any DIP Financing; and

(v)    will not oppose or object to any Disposition of any Collateral free and clear of the Second Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, if the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall consent to such Disposition so long as the interests of the Second Lien Secured Parties in the Collateral (and any post-petition Property subject to adequate protection liens, if any, in favor of the Second Lien Collateral Agent) attach to the proceeds, if any, thereof, subject to the terms of this Agreement.

(b)    Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall contest, or support any other Person in contesting, (i) any request by the First Lien Administrative Agent or any other First Lien Secured Party for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by the First Lien Administrative Agent or any other First Lien Secured Party to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, before the Discharge of First Lien Obligations, in connection with any DIP Financing or use of cash collateral, (A) any First Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the other Second Priority Liens are subordinated to the First Priority Liens under this Agreement, or (B) any Second Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the First Lien Administrative Agent shall, for itself and on behalf of the other First Lien Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Second Priority Lien on the same basis as the other First Priority Liens are senior to the Second Priority Liens under this Agreement as security for the First Lien Obligations.

Section 6.02    Relief from the Automatic Stay. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, so long as the Discharge of First Lien Obligations has not occurred, no Second Lien Secured Party shall, without the prior written consent of the First Lien Administrative Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the Collateral, any proceeds thereof or any Second Priority Lien.

Section 6.03    Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of each of the First Lien Obligations and the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 6.04    Post-Petition Interest.

(a)    The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Administrative Agent or any other First Lien Secured Party for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest (whether at the Default Rate (as defined in the First Lien Credit Agreement) or otherwise in accordance with the First Lien Credit Agreement), fees or expenses to the extent of the aggregate value of the Collateral (it being understood and agreed that such value shall be determined taking into account the existence of the First Priority Liens on the Collateral but without regard to the existence of the Second Priority Liens on the Collateral).

(b)    The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that no First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any other Second Lien Secured Party for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of post-petition interest (whether at the Default Rate (as defined in the Second Lien Credit Agreement) or otherwise in accordance with the Second Lien Credit Agreement), fees or expenses to the extent of the aggregate value of the Collateral (it being understood and agreed that such value shall be determined taking into account the existence of the First Priority Liens on the Collateral but without regard to the existence of the Second Priority Liens on the Collateral).

Section 6.05    Certain Waivers by the Second Lien Secured Parties. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of (a) the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any use of cash collateral or financing arrangement, or any grant of a Lien on the Collateral, in any Insolvency Proceeding.

Section 6.06    Certain Voting Matters. Each of the First Lien Administrative Agent, on behalf of the First Lien Secured Parties, and the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency Proceeding.

Section 6.07    Separate Grants of Security and Separate Classification. Each of the First Lien Administrative Agent, on behalf of the First Lien Secured Parties, and the Second Lien Collateral Agent on behalf of the Second Lien Secured Parties, acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Loan Documents and the Second Lien Loan Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the First Lien Obligations and the Second Lien Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of first lien and second lien senior secured claims), then the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of first lien and second lien senior secured claims against the Company and/or other Grantors in respect of the Collateral with the effect being that (i) to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether at the Default Rate (as defined in the First Lien Credit Agreement) or otherwise in accordance with the First Lien Credit Agreement) before any distribution is made in respect of the claims held by the Second Lien Secured Parties, and (ii) each Second Lien Secured Party shall hold in trust for the benefit of the First Lien Secured Parties and forthwith turn over to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties amounts otherwise received or receivable by such Second Lien Secured Party to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties.

Section 6.08    Insolvency Proceedings; Subordination Agreement. This Agreement shall continue in full force and effect, notwithstanding the commencement of any Insolvency Proceeding by or against the Company or any Subsidiary. The parties hereto further acknowledge and agree that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code and shall continue in full force and effect, notwithstanding the commencement of any Insolvency Proceeding by or against the Company or any Subsidiary. All references in this Agreement to the Company or any Subsidiary or any other Grantor will include such Person or Persons as a debtor-in-possession and any receiver or trustee for such Person or Persons in an Insolvency Proceeding.

Section 6.09    Proof of Claim. If no proof of claim is filed in any Insolvency Proceeding with respect to any Second Lien Obligations by the tenth day prior to the bar date for any such proof of claim, the First Lien Administrative Agent may, after notice to the Second Lien Collateral Agent or other representative, file such a proof of claim on behalf of the Second Lien Secured Parties, and each Second Lien Secured Party hereby irrevocably appoints the Administrative as its agent and attorney-in-fact for such limited purpose.

Article VII

Other Agreements

Section 7.01    Matters Relating to Facility Documents.

(a)    Each of the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and each of the Grantors agrees that before the Discharge of First Lien Obligations, the First Lien Loan Documents may be amended, restated, supplemented or otherwise modified (and consents to or waivers of noncompliance from the terms thereof may be granted) in accordance with their terms, and the Obligations under the First Lien Loan Documents may be Refinanced, in each case, without the consent of any Second Lien Secured Party; provided, however, that, (x) in each case with respect to a Refinancing, the holders of the Obligations resulting from any such Refinancing, or a duly authorized agent on their behalf, shall agree in writing to be bound by the terms of this Agreement and (y) without the consent of the Second Lien Required Lenders (but for the avoidance of doubt no required consent of any other Second Lien Secured Parties), no such amendment, restatement, supplement, modification, consent, waiver or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall (i) contravene any provision of this Agreement, (ii) permit the incurrence of any First Lien Principal Obligations after the date of this Agreement if, immediately after giving effect such incurrence, the First Lien Principal Obligations would exceed the First Lien Cap then in effect, (iii) increase the “Applicable

Margin” or similar component of the interest rate under the First Lien Loan Documents (excluding increases resulting from the accrual of interest at the default rate or a deficiency rate) by more than 200 basis points without the Company offering an equivalent increase in the “Applicable Margin” or similar component of the interest rate under the Second Lien Loan Documents (excluding increases resulting from the accrual of interest at the default rate or a deficiency rate) to the Second Lien Collateral Agent and the Second Lien Lenders, (iv) subject to the last sentence of this clause (a), add or increase any fees to the First Lien Loan Documents by more than 50 basis points per fee or by 150 basis points in the aggregate to the fees set forth in the First Lien Loan Documents (as in effect on the date hereof), (v) extend the Maturity Date of the Obligations under the First Lien Credit Agreement or any Refinancing thereof beyond the Maturity Date of the Obligations under the Second Lien Credit Agreement; (vi) increase the two percent (2%) additional margin of interest that becomes due in connection with a default; (vii) contractually subordinate in right of payment any of the First Lien Obligations incurred under the First Lien Credit Agreement or contractually subordinate the First Priority Liens (other than a subordination to any permitted obligations secured by Liens permitted under the First Lien Credit Agreement and the Second Lien Credit Agreement); (viii) amend the definition of “Borrowing Base,” “Borrowing Base Deficiency,” “Cash Collateral Account,” “Independent Engineering Report,” “Internal Engineering Report,” or any component definition thereof in a manner adverse to the Second Lien Secured Parties, or (ix) amend any covenant or event of default that directly restricts one or more Grantors from making payments under the Second Lien Credit Agreement that would otherwise not be prohibited under the First Lien Credit Agreement as in effect on the date hereof. For the avoidance of doubt, the limitations in clause (iv) above shall not apply to (x) any borrowing base increase fee or similar commitment fee payable to the First Lien Lenders or any fee which may be payable only to the First Lien Administrative Agent or any affiliate thereof (whether acting as an arranger or as the First Lien Administrative Agent), whether payable at one time or in multiple installments, or (y) any upfront, waiver or amendment fee paid in syndication, whether on account of new commitments or in connection with any amendment, restatement, consent or waiver to the First Lien Loan Documents.

(b)    The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, and each of the Grantors agrees that the Second Lien Loan Documents may be amended, restated, supplemented or otherwise modified (and consents to or waivers of noncompliance from the terms thereof may be granted) in accordance with their terms and the Second Lien Obligations may be Refinanced, in each case, without the consent of any First Lien Secured Party; provided however, that, until the Discharge of First Lien Obligations, (x) in each case with respect to a Refinancing, the holders of the Obligations resulting from any such Refinancing, or a duly authorized agent on their behalf, shall agree in writing to be bound by the terms of this Agreement and (y) without the prior written consent of the First Lien Majority Lenders (but for the avoidance of doubt no required consent of any other First Lien Secured Parties), no Second Lien Loan Document may be amended, restated, supplemented or otherwise modified, or entered into, or Refinanced, or the non-compliance from the terms thereof be consented to or waived, to the extent such amendment, restatement, supplement or modification, or the terms of such new Second Lien Loan Document, or such Refinancing, or consent or waiver would (i) contravene the provisions of this Agreement, (ii) result in the aggregate principal amount of the loans made under the Second Lien Loan Documents to exceed the Second Lien Cap, (iii) increase the “Applicable Margin” or similar component of the interest rate (including any interest that is paid-in-kind) under the Second Lien Loan Documents by more than 200 basis points (excluding increases resulting from the accrual of interest at the default rate) without the Company offering an equivalent increase in the “Applicable Margin” or similar component of the interest rate under the First Lien Loan Documents (excluding increases resulting from the accrual of interest at the default rate) to the First Lien Administrative Agent and the First Lien Lenders, (iv) subject to the last sentence of this clause (b), add or increase any fees to the Second Lien Loan Documents by more than 50 basis points per fee or by 150 basis points in the aggregate to the fees set forth in the Second Lien Loan Documents (as in effect on the date hereof), (v) increase the two percent (2%) additional margin of interest that becomes due in connection with a default, (vi) change to earlier dates any scheduled dates for payment of principal or of interest on the Second Lien Obligations, (vii) change any default or event of default provisions set forth in the Second Lien Loan Documents in a manner adverse to the First Lien Secured Parties, (viii) change the redemption, prepayment, repurchase, tender or defeasance provisions set forth in the Second Lien Loan Documents in a manner that would require a redemption, prepayment, repurchase, tender or defeasance not required pursuant to the terms of the Second Lien Loan Documents as of the date hereof (other than extensions in the times therefor but including any increases to the prepayment premiums required in connection therewith) or in a manner otherwise adverse to First Lien Secured Parties, (ix) add to the Second Lien Collateral other than as specifically provided by this Agreement, (x) add, supplement or otherwise modify any financial covenant or negative covenant to make it more restrictive than the First Lien Credit Agreement, (xi) otherwise materially increase the obligations of the Company or the other Loan Parties thereunder or confer additional rights on the Second Lien Secured Parties in a manner materially adverse to the First Lien Secured Parties, (xii) amend the definition of “Advances,” “Collateral,” “Net Cash Proceeds,” or any component definition thereof, or Section 2.04(a), Section 2.04(b)(i) or Section 2.04(b)(ii) of the Second Lien Credit Agreement (or the defined terms used therein or the components thereof), in each case, in a manner adverse to the First Lien Secured Parties, or (xiii) amend any covenant or event of default that directly restricts one or more Grantors from making payments under the First Lien Credit Agreement that would otherwise not be prohibited under the Second Lien Credit Agreement as in effect on the date hereof. Without prejudice to any rights of the First Lien Lenders under the First Lien Credit Agreement (including any covenants therein that may restrict such Refinancings), Obligations under the Second Lien Loan Documents may be Refinanced if (A) the terms and conditions of such Second Lien Refinancing Debt are no less favorable in the aggregate to the First Lien Secured Parties and no less favorable in the aggregate to the Company and its Subsidiaries, in each case, than the terms and conditions of the Obligations then outstanding under the Second Lien Credit Agreement, (B) the final maturity and the weighted average life to maturity of such Second Lien Refinancing Debt is at least equal to that of the Obligations then outstanding under the Second Lien Credit Agreement as in effect on the date hereof and (C) if such Second Lien Refinancing Debt is secured, the holders of such Second Lien Refinancing Debt, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement. For the avoidance of doubt, the limitations in clause (iv) above shall not apply to (x) any fee paid to a Second Lien Lender in connection with new loans advanced, or any fee which may be payable only to the Second Lien Collateral Agent, acting in such capacity, whether payable at one time or in multiple installments or (y) to any upfront, waiver or amendment fee paid in syndication, whether on account of new commitments or in connection with any amendment, consent or waiver to the Second Lien Loan Documents.

(c)    Each of the Grantors, and the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that (i) the Second Lien Credit Agreement and each Second Lien Security Document shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the First Lien Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Administrative Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the applicable First Lien Security Document covering such Collateral pursuant to this Agreement.

(d)    Each of the Company and the First Lien Administrative Agent, for itself and on behalf of each other First Lien Secured Party, agrees that the Company will not, and will not be permitted to, incur new First Lien Principal Obligations in excess of the First Lien Cap in effect at the time of such incurrence without the consent of the Second Lien Required Lenders (but for the avoidance of doubt no consent of any other Second Lien Secured Parties). Notwithstanding anything herein to the contrary and for the avoidance of doubt, this Section 7.01(d) and any other provision herein related to a First Lien Cap shall cease to apply upon the occurrence of the Discharge of Second Lien Obligations.

Section 7.02    Effect of Refinancing of First Lien Obligations and Second Lien Obligations.

(a)    If, substantially contemporaneously with the Discharge of First Lien Obligations to the extent not prohibited by the terms of the Second Lien Credit Agreement, the Company Refinances the First Lien Obligations (including an increase thereof, or any change to the terms thereof, in each case to the extent permitted by Section 7.01 hereof) and provided that (a) such Refinancing is not prohibited by the terms of this Agreement and (b) the Company gives to the Second Lien Collateral Agent written notice (the “First Lien Refinancing Notice”) electing the application of the provisions of this Section 7.02(a) to such First Lien Refinancing Debt, then (i) such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such First Lien Refinancing Debt and all other obligations under the loan documents evidencing such Obligations (the “New First Lien Obligations”) shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the credit agreement (or similar instrument) and the other loan and security documents evidencing such First Lien Refinancing Debt (the “New First Lien Loan Documents”) shall automatically be treated as the First Lien Credit Agreement and the First Lien Loan Documents and, in the case of New First Lien Loan Documents that are security documents, as the First Lien Security Documents for all purposes of this Agreement, (iv) the Administrative Agent under the New First Lien Loan Documents (the “New First Lien Administrative Agent”) shall be deemed to be the First Lien Administrative Agent for all purposes of this Agreement and (v) the lenders under the New First Lien Loan Documents shall be deemed to be the First Lien Lenders for all purposes of this Agreement. Upon receipt of a First Lien Refinancing Notice, which notice shall include the identity of the New First Lien Administrative Agent, the Second Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New First Lien Administrative Agent may reasonably request in order to provide to the New First Lien Administrative Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The Company shall cause the agreement, document or instrument pursuant to which the New First Lien Administrative Agent is appointed to provide that the New First Lien Administrative Agent agrees to be bound by the terms of this Agreement. In furtherance of Section 2.03 but subject to the exceptions in the first parenthetical thereof, if the New First Lien Obligations are secured by assets of the Grantors that do not also secure the Second Lien Obligations, the applicable Grantors shall promptly grant to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties a Second Priority Lien on such assets to secure the Second Lien Obligations, each of such Liens being subject to the terms of this Agreement; provided, however, to the extent that such assets constitute Excluded Properties or a Lien thereon is not otherwise required by the express terms of the Second Lien Loan Documents, then this sentence shall not apply to such assets.

(b)    If, substantially contemporaneously with the Discharge of Second Lien Obligations to the extent not prohibited by the terms of the First Lien Credit Agreement, the Company Refinances the Second Lien Obligations (including an increase thereof, or any change to the terms thereof, in each case to the extent permitted by Section 7.01 hereof) and provided that (a) such Refinancing is not prohibited by the terms of this Agreement and (b) the Company gives to the First Lien Collateral Agent written notice (the “Second Lien Refinancing Notice”) electing the application of the provisions of this Section 7.02(b) to such Second Lien Refinancing Debt, then (i) such Discharge of Second Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such Second Lien Refinancing Debt and all other obligations under the loan documents evidencing such Obligations (the “New Second Lien Obligations”) shall automatically be treated as Second Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the credit agreement (or similar instrument) and the other loan and security documents evidencing such Second Lien Refinancing Debt (the “New Second Lien Loan Documents”) shall automatically be treated as the Second Lien Credit Agreement and the Second Lien Loan Documents and, in the case of New Second Lien Loan Documents that are security documents, as the Second Lien Security Documents for all purposes of this Agreement, (iv) the administrative agent or collateral agent, as applicable, under the New Second Lien Loan Documents (the “New Second Lien Collateral Agent”) shall be deemed to be the Second Lien Collateral Agent for all purposes of this Agreement and (v) the lenders under the New Second Lien Loan Documents shall be deemed to be the Second Lien Lenders for all purposes of this Agreement. Upon receipt of a Second Lien Refinancing Notice, which notice shall include the identity of the New Second Lien Collateral Agent, the First Lien Administrative Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Second Lien Collateral Agent may reasonably request in order to provide to the New Second Lien Collateral

Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The Company shall cause the agreement, document or instrument pursuant to which the New Second Lien Collateral Agent is appointed to provide that the New Second Lien Collateral Agent agrees to be bound by the terms of this Agreement. In furtherance of Section 2.03, if the New Second Lien Obligations are secured by assets of the Grantors that do not also secure the First Lien Obligations, the applicable Grantors shall promptly grant to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties a First Priority Lien on such assets to secure the First Lien Obligations, each of such Liens being subject to the terms of this Agreement; provided, however, to the extent that such assets constitute Excluded Properties or a Lien thereon is not otherwise required by the express terms of the First Lien Loan Documents, then this sentence shall not apply to such assets.

Section 7.03    No Waiver by First Lien Secured Parties. Other than with respect to the Second Lien Permitted Actions, nothing contained herein shall prohibit or in any way limit the First Lien Administrative Agent or any other First Lien Secured Party from opposing, challenging or objecting to, in any Insolvency Proceeding or otherwise, any action taken, or any claim made, by the Second Lien Collateral Agent or any other Second Lien Secured Party, including any request by the Second Lien Collateral Agent or any other Second Lien Secured Party for adequate protection or any exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

Section 7.04    Reinstatement.

(a)    If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations previously made shall be rescinded for any reason whatsoever, then the First Lien Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties provided for herein.

(b)    If in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the Second Lien Obligations previously made shall be rescinded for any reason whatsoever, then the Second Lien Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties provided for herein.

Section 7.05    Further Assurances. Each of the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and each Grantor, for itself and on behalf of its Subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable Legal Requirement, or which the First Lien Administrative Agent or the Second Lien Collateral Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities and rights and remedies with respect to Collateral provided for herein.

Section 7.06    Notice of Acceleration. Subject to the terms of this Agreement, each of the First Lien Administrative Agent and the Second Lien Collateral Agent shall endeavor to provide advance notice to each other of an acceleration of any Obligations in respect of the First Lien Obligations or the Second Lien Obligations, as the case may be (other than with respect to any automatic accelerations pursuant to the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable); provided, however, no such party’s failure to give such notice under this Section 7.06 shall (i) create any claim or cause of action on the part of the other party against the party failing to give such notice for any reason whatsoever or (ii) impair the effectiveness of any such acceleration. Nothing contained in this Section 7.06 shall limit, restrict, alleviate, or amend any notice requirement otherwise provided in this Agreement or otherwise required under applicable Legal Requirement.

Article VIII

Representations and Warranties

Section 8.01    Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a)    Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

(b)    This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.

(c)    The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.

Section 8.02    Representations and Warranties of Each Administrative Agent. Each Administrative Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable, to enter into this Agreement for and on behalf of such Lenders.

Article IX

No Reliance; No Liability; Obligations Absolute

Section 9.01    No Reliance; Information. Each Administrative Agent, for itself and on behalf of the applicable other Secured Parties, acknowledges that (a) it and such Secured Parties have, independently and without reliance upon, (i) in the case of the First Lien Secured Parties, any Second Lien Secured Party, and (ii) in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analyses and decisions to enter into the Facility Documents to which they are party, and (b) it and such Secured Parties will, independently and without reliance upon, (i) in the case of the First Lien Secured Parties, any Second Lien Secured Party and (ii) in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decisions in taking or not taking any action under this Agreement or any other Facility Document to which they are party. No Secured Party shall have any duty to disclose to any other Secured Party, any information relating to the Parent, the Company or any Subsidiary, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Obligations or the Second Lien Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

Section 9.02    No Warranties or Liability.

(a)    The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, no Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien

Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, no First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b)    No Administrative Agent or other Secured Party shall have any express or implied duty to any other Administrative Agent or Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any First Lien Loan Document and any Second Lien Loan Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(c)    Except to the extent that may otherwise be expressly provided in this Agreement, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no First Lien Secured Party shall have any liability to the Second Lien Collateral Agent or any other Second Lien Secured Party, and hereby waives any claim against any First Lien Secured Party, arising out of any and all actions which the First Lien Administrative Agent or the other First Lien Secured Parties may take or permit or omit to take with respect to (i) the First Lien Loan Documents (other than this Agreement), (ii) the collection of the First Lien Obligations or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral.

Section 9.03    Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of each of the Administrative Agents and the other Secured Parties shall remain in full force and effect irrespective of:

(a)    any lack of validity or enforceability of any Facility Document;

(b)    subject to the limitations set forth in Section 7.01, any change in the time, place or manner of payment of, or in any other term of (including the Refinancing of), all or any portion of the First Lien Obligations or the Second Lien Obligations, it being specifically acknowledged that a portion of the First Lien Obligations consists or may consist of Obligations that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c)    subject to the limitations set forth in Section 7.01, any change in the time, place or manner of payment of, or, in any other term of, all or any portion of the First Lien Obligations or the Second Lien Obligations;

(d)    any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Facility Document;

(e)    the securing of any First Lien Obligations or Second Lien Obligations with any additional collateral or guaranty agreements, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any First Lien Obligations or Second Lien Obligations; or

(f)    any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Parent, the Company or any Subsidiary in respect of the First Lien Obligations, the Second Lien Obligations, or this Agreement, or any of the Second Lien Secured Parties in respect of this Agreement.

Article X

Miscellaneous

Section 10.01    Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, or delivered by electronic mail to the electronic mail address, as follows:

(i)    if to the Company or any other Grantor, to it at its address for notices set forth in the Facility Agreements; and

(ii)    if to the First Lien Administrative Agent, to it at its address for notices set forth in the First Lien Credit Agreement; and

(iii)    if to the Second Lien Collateral Agent, to it at its address for notices set forth in the Second Lien Credit Agreement.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent if the sender receives an acknowledgement of receipt (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).

(b)    Electronic Communications. Notices and other communications may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agents, provided that the foregoing shall not apply to notices to any party if such party has notified the other parties hereto that it is incapable of receiving notices by electronic communication.

Unless the applicable Administrative Agent otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)    Change of Address, Etc. Each Grantor and each Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.

Section 10.02    Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Facility Documents, the provisions of this Agreement shall control; provided, however, that (a) as between any Grantor, on the one hand, and any First Lien Secured Party on the other hand, the terms of this Agreement (i) shall not result in a waiver of any default or event of default under any document entered into in connection with First Lien Obligations and (ii) do not constitute the right or permission of any Grantor to incur any indebtedness or to grant any lien which is not expressly permitted, or to take any other actions which are prohibited, under the First Lien Credit Agreement, and (b) as between any Grantor, on the one hand, and any Second Lien Secured Party on the other hand, the terms of this Agreement (i) shall not result in a waiver of any default or event of default under any document entered into in connection with Second Lien Obligations, and (ii) do not constitute the right or permission of any Grantor to incur any indebtedness or to grant any lien which is not expressly permitted, or to take any other actions which are prohibited, under the Second Lien Credit Agreement.

Section 10.03    Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and such covenants and agreements shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights the Second Lien Secured Parties may now or hereafter have under applicable Legal Requirement to revoke this Agreement or any of the provisions of this Agreement. The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, hereby waives any and all rights the First Lien Secured Parties may now or hereafter have under applicable Legal Requirement to revoke this Agreement or any of the provisions of this Agreement.

Section 10.04    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.05    Amendments; Waivers.

(a)    No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Lien Administrative Agent (subject to compliance with Section 9.03 of the First Lien Credit Agreement) and the Second Lien Collateral Agent (subject to compliance with Section 9.03 of the Second Lien Credit Agreement), provided that no such agreement shall amend, modify or otherwise affect (i) the rights or obligations of the Company or any Grantor without such Person’s prior written consent; or (ii) Sections 3.04(b), 3.06 (to the extent it is subject to the rights of Grantors under the First Lien Loan Documents), 5.01(c)(ii), 7.01, 7.02, 7.05, 8.01, 10.01, 10.03, 10.04, 10.05, 10.08, 10.09, 10.12, 10.13, and 10.14 of this Agreement and related definitions, in each case, in a manner adverse to the Company, without the prior written consent of the Company provided that no such consent shall be necessary if an “Event of Default” has occurred and is continuing under either the First Lien Credit Agreement or the Second Lien Credit Agreement.

Section 10.06    Subrogation.

(a)    So long as the Discharge of First Lien Obligations has not occurred, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder; provided, however, that, as between the Company and the other Grantors, on the one hand, and the Secured Parties on the other hand, any such payment that is paid over to the First Lien Administrative Agent pursuant to this Agreement shall be deemed not to reduce any of the Second Lien Obligations unless and until the Discharge of First Lien Obligations shall have occurred and the First Lien Administrative Agent delivers any such payment to the Second Lien Collateral Agent.

(b)    The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any right of subrogation it or they may have or otherwise acquire as a result, and solely to the extent, of the repayment (by the Company or otherwise) of outstanding First Lien Obligations with proceeds of loans made under any of the Second Lien Loan Documents.

Section 10.07    Applicable Law; Jurisdiction.

(a)    Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)    Jurisdiction. Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto in any way relating to this Agreement or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Legal Requirement, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other document related hereto against the Company or any other Grantor or its properties in the courts of any jurisdiction.

(c)    Waiver of Venue. The Company and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirement, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Facility Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirement, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Legal Requirement.

Section 10.08    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY RIGHT IT MAY HAVE TO

A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.08.

Section 10.09    Parties in Interest. The provisions of this Agreement shall be binding upon each Loan Party party hereto, the First Lien Administrative Agent, the Second Lien Collateral Agent, and their respective successors and assigns, as well as the other First Lien Secured Parties and Second Lien Secured Parties, all of whom are bound by this Agreement. The provisions of this Agreement shall inure to the benefit of First Lien Administrative Agent, the Second Lien Collateral Agent, the First Lien Secured Parties, the Second Lien Secured Parties, and their respective successors and assigns. The provisions of this Agreement referenced in Section 10.05(b)(ii) shall inure to the benefit of the Company. The First Lien Secured Parties, the Second Lien Secured Parties, and their respective successors and assigns are intended to be third party beneficiaries of this Agreement. Except for the parties to this Agreement to the extent aforesaid, the First Lien Secured Parties, the Second Lien Secured Parties, and their respective successors and assigns, no other Person shall have or be entitled to assert rights or benefits hereunder.

Section 10.10    Specific Performance. Each Administrative Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.

Section 10.11    Headings. Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.12    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 10.13    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties and the Second Lien Secured Parties in relation to one another. Except as expressly provided in this Agreement, none of the Company, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations hereunder and none of the Company, any other Grantor or any Guarantor may rely on the terms hereof except to the extent of any obligations in favor of the Company or other Grantor expressly provided for herein and the provisions referenced in Section 10.05(b) hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor or any Guarantor to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

Section 10.14    Concerning the Administrative Agents. It is understood and agreed that (a) the First Lien Administrative Agent is entering into this Agreement in its capacity as administrative agent under the First Lien Credit Agreement and the provisions of the First Lien Credit Agreement applicable to the Administrative Agent (as defined therein) thereunder shall also apply to the First Lien Administrative Agent hereunder, and (b) the Second Lien Collateral Agent is entering into this Agreement in its capacity as administrative agent under the Second Lien Credit Agreement and the provisions of the Second Lien Credit Agreement applicable to the Administrative Agent (as defined therein) thereunder shall also apply to the Second Lien Collateral Agent hereunder. Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall require any Administrative Agent to monitor any Grantor’s or Guarantor’s financial condition, compliance with covenants or any other circumstance bearing on the risk of non-payment, except as may be expressly provided in the applicable Facility Document.

Section 10.15    Sharing of Information. The Company agrees that each First Lien Secured Party and each Second Lien Secured Party may (but is not obligated to) share with any other First Lien Secured Party and any other Second Lien Secured Party, any information provided to such disclosing First Lien Secured Party or Second Lien Secured Party notwithstanding an request or demand by the Company that such information be kept confidential; provided, that such information shall otherwise be subject to the respective confidentiality provisions in the First Lien Credit Agreement and the Second Lien Credit Agreement, as applicable.

Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:

PENN VIRGINIA HOLDING CORP.

By:	/s/ Steven A. Hartman
Name:	Steven A. Hartman
Title:	Senior Vice President, Chief Financial Officer and Treasurer

PARENT:

PENN VIRGINIA CORPORATION

By:	/s/ Steven A. Hartman
Name:	Steven A. Hartman
Title:	Senior Vice President, Chief Financial Officer and Treasurer

SUBSIDIARY GRANTORS:

PENN VIRGINIA OIL & GAS CORPORATION
PENN VIRGINIA OIL & GAS GP LLC
PENN VIRGINIA OIL & GAS LP LLC
PENN VIRGINIA MC CORPORATION
PENN VIRGINIA MC ENERGY L.L.C.
PENN VIRGINIA MC GATHERING COMPANY L.L.C.
PENN VIRGINIA MC OPERATING COMPANY L.L.C.
PENN VIRGINIA RESOURCE HOLDINGS CORP.

Each By:	/s/ Steve A. Hartman
Name:	Steven A. Hartman
Title:	Senior Vice President, Chief Financial Officer and Treasurer

PENN VIRGINIA OIL & GAS, L.P.

By: Penn Virginia Oil & Gas GP LLC, its general partner

By:	/s/ Steven A. Hartman
Name:	Steven A. Hartman
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Intercreditor Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as First Lien Administrative Agent

By:	/s/ Paul Squires
Name:	Paul Squires
Title:	Managing Director

Intercreditor Agreement

JEFFERIES FINANCE LLC, as Second Lien Collateral Agent

By:	/s/ John Koehler
Name:	John Koehler
Title:	Senior Vice President

Intercreditor Agreement

ANNEX I

Provision for the Second Lien Credit Agreement

“Reference is made to the Intercreditor Agreement dated as of September 29, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Penn Virginia Holding Corp. (the “Company”), Penn Virginia Corporation (the “Parent”), each other grantor party thereto (the “Subsidiary Grantors” and together with the Company and the Parent, the “Loan Parties”), Wells Fargo Bank, National Association, as agent for the First Lien Lenders (as defined therein) (in such capacity, the “First Lien Administrative Agent”), and JEFFERIES FINANCE LLC, as administrative agent and collateral agent for the Second Lien Lenders (as defined therein) (in such capacities, the “Second Lien Collateral Agent”). Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as “Second Lien Collateral Agent” and on behalf of such Lender. The foregoing provisions are intended as an inducement to the lenders under the First Lien Credit Agreement to permit the incurrence of the Obligations hereunder and to extend credit to the Company and such lenders are intended third party beneficiaries of such provisions.”

Provision for the Second Lien Security Documents

“Reference is made to the Intercreditor Agreement dated as of September 29, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Penn Virginia Holding Corp. (the “Company”), Penn Virginia Corporation (the “Parent”), each other grantor party thereto (the “Subsidiary Grantors” and together with the Company and the Parent, the “Loan Parties”), Wells Fargo Bank, National Association, as agent for the First Lien Lenders (as defined therein) (in such capacity, the “First Lien Administrative Agent”), and JEFFERIES FINANCE LLC, as administrative agent and collateral agent for the Second Lien Lenders (as defined therein) (in such capacities, the “Second Lien Collateral Agent”). Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.”

Annex I